EXHIBIT 10.6

AMENDMENT TO

GROUND LEASE

1.     The Parties agree that the third and fourth sentences of Section 9.2 of the Ground Lease entered into as of October 17, 2016 by and between Massachusetts Medical Properties LLC (“MMP”) and AmeriCann, Inc. (“AmeriCann”) are amended to read as follows:

“Tenant will have until sixteen (16) months from the Commencement Date to raise the $2.6 million dollars, referred to in the first sentence of this Section 9.2, provided that Tenant has paid Base Rent in accordance with Section 4.1. If Tenant is unable to raise such funds on or before sixteen (16) months from the Commencement Date, this Lease shall terminate and all obligations of the parties shall cease without recourse of either party to the other except for any obligations which accrued prior to such termination date and remain unsatisfied.”

2.     All other provisions of the Ground Lease not amended as provided above remain in full force and effect.

3.     As further consideration for this Amendment, AmeriCann will issue a warrant, in the form of Exhibit A, which will allow MMP to purchase 100,000 shares of AmeriCann’s common stock at a price of $1.50 per share. The warrant will expire on October 17, 2022.

Agreed to and accepted as of October 17, 2017.

MASSACHUSETTS MEDICAL PROPERTIES LLC

By: /s/ J. Fred Barton, III

Name: J. Fred Barton, III

Title: Manager

AMERICANN, INC.

By: /s/ Timothy Keogh

Name: Timothy Keogh

Title: Chief Executive Officer

AmeriCann Amend. to Ground Lease Mass. Medical #2 10-17-17

EXHIBIT A

WARRANT

To Purchase Common Stock of

AMERICANN, INC.

Dated October 17, 2017

TABLE OF CONTENTS

Page

SECTION 1.	Term; Exercise of Warrant	1
1.1	Time of Exercise	1
1.2	Manner of Exercise	1
1.3	Exchange of Warrant	2
SECTION 2.	Adjustment of Exercise Price and Number of Warrant Shares Purchasable upon Exercise	3
2.1	Stock Dividends, Subdivisions and Combinations	3
2.2	Recapitalization or Reclassification	3
2.3	Distributions	4
2.4	Notice	4
SECTION 3.	Representations, Warranties and Covenants of the Company	5
3.1	Representations and Warranties	5
3.2	Covenants of the Company	6
SECTION 4.	Representations and Warranties of the Holder	7
4.1	Acquisition of Warrant for Personal Account	7
4.2	Rule 144	7
4.3	Accredited Investor	7
4.4	Opportunity to Discuss; Information	7
SECTION 5.	Other Matters	8
5.1	Withholding	8
5.2	Binding Effect	8
5.3	Notices	8
5.4	Governing Law; Consent to Jurisdiction; Waiver of Jury Trial	8
5.5	Parties Bound and Benefited	9
5.6	Confidentiality	9
5.7	Identity of Transfer Agent	9
5.8	Amendment; Waiver	9
5.9	Assignment	9
5.10	Holder as Owner	9
5.11	Rights of Holder	9
5.12	Indemnification	10
5.13	Remedies	10
5.14	Lost Certificates	10
5.15	Severability	10

i

5.16	Nonwaiver and Expenses	10
5.17	Office of the Company; Maintenance of Books	10
5.18	Section Headings	11

Appendix A     - Assignment of Warrant

Appendix B     - Warrant Exercise Form

ii

THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED OR SOLD UNLESS (I) REGISTERED AND QUALIFIED PURSUANT TO THE APPLICABLE PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS, (II) PURSUANT TO RULE 144 OF THE ACT OR (III) AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION APPLIES.  THEREFORE, NO SALE OR TRANSFER OF THIS SECURITY SHALL BE MADE, NO ATTEMPTED SALE OR TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION HAS BEEN DULY REGISTERED UNDER THE ACT AND QUALIFIED OR APPROVED UNDER APPROPRIATE STATE SECURITIES LAWS OR (B) THIS SECURITY MAY BE SOLD PURSUANT TO RULE 144 OF THE ACT.

No. of Shares of Common Stock, par value $0.0001 per share: 100,000

WARRANT

To Purchase Common Stock of

AMERICANN, INC.

THIS IS TO CERTIFY, that, for value received, Massachusetts Medical Properties, LLC, a Delaware limited liability company, or its successors or registered assigns (the “Holder”), is entitled, subject to the terms and conditions hereinafter set forth, to purchase 100,000 shares (the “Warrant Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of AmeriCann, Inc., a Delaware corporation (the “Company”), from the Company (the “Warrant”) at an exercise price per share equal to $1.50 per share at the Issue Date (the exercise price in effect being herein called the “Exercise Price”).  The number of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as described herein.

SECTION 1.  Term; Exercise of Warrant.

1.1       Time of Exercise.  This Warrant may be exercised at any time and from time to time during the period commencing as of 9:00 a.m., Central Time, on October 17, 2022 (the “Issue Date”) and ending as of 5:00 p.m., Central Time, on October 17, 2022, at which time this Warrant shall become void and all rights hereunder shall cease, unless extended by the parties.

1.2        Manner of Exercise.

1.2.1     The Holder may exercise this Warrant, in whole or in part, upon surrender of this Warrant, with the duly executed exercise notice, in the form attached hereto as Appendix B, to the Company at its corporate office in Denver, Colorado, and upon payment to the Company of the Exercise Price for each Warrant Share to be purchased in lawful money of the United States, or by certified or cashier’s check, or wired funds.

1.2.2     Upon receipt of this Warrant with the duly executed exercise notice and accompanied by payment of the aggregate Exercise Price for the Warrant Shares for which this Warrant is then being exercised, the Company shall cause to be issued and delivered to the Holder, within a reasonable time, not exceeding three (3) trading days after this Warrant shall have been so exercised, including the delivery of the duly executed exercise notice and payment of the aggregate Exercise Price, by (a) causing the Company’s transfer agent to credit the Warrant Shares in book-entry form to an account to be designated by the Holder or (b) if electronic delivery is unavailable, delivering at the address designated by the Holder certificates representing the total number of whole Warrant Shares for which this Warrant is being exercised.

1.2.3     In case the Holder shall exercise this Warrant with respect to less than all of the Warrant Shares that may be purchased under this Warrant, the Company shall execute a new Warrant in substantially identical form (other than the number of Warrant Shares) for the balance of the Warrant Shares that may be purchased upon exercise of this Warrant and deliver such new Warrant to the Holder.

1.2.4     The Company covenants and agrees that it will pay when due and payable any and all taxes and governmental charges (other than any income tax due under federal, state or other law as a result of owning this Warrant or any Warrant Shares issued upon the exercise of this Warrant) which may be payable in respect of the issue of this Warrant, or the issue of any Warrant Shares upon the exercise of this Warrant.  The Company shall not, however, be required to pay any stamp, transfer or similar tax which may be payable in respect of any transfer involved in the issuance of this Warrant or of the Warrant Shares in a name other than that of the Holder at the time of surrender or an affiliate thereof; in the event any such transfer is involved and any such tax is payable, the Company shall not be required to issue such Warrant Shares until the payment of such tax (or the payment to the Company of an amount sufficient to reimburse it for the payment of any such tax).

1.3        Exchange of Warrant.  Upon the request of the Holder, this Warrant may be divided into, combined with or exchanged for another warrant or warrants of like tenor (collectively, the “Warrants”) to purchase a like aggregate number of Warrant Shares.  If the Holder desires to divide, combine or exchange this Warrant, the Holder shall make such request in writing delivered to the Company at its corporate office and shall surrender this Warrant and any other Warrants to be so divided, combined or exchanged.  The Company shall execute and deliver to the person or persons entitled thereto a Warrant or Warrants, as the case may be, as so requested.  The Company shall not be required to effect any division, combination or exchange which will result in the issuance of a Warrant entitling the Holder to purchase upon exercise a fraction of a Warrant Share. As to any fraction of a share which a Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Market Price per share of Common Stock on the date of exercise, computed to the nearest whole U.S. cent. The Company shall prepare, issue and deliver at its own expense the new Warrant or Warrants under this Section 1.

“Market Price” on any date means the VWAP of one share of Common Stock for the 10 consecutive trading days ending on the trading day immediately preceding the specified date. If the Common Stock is not listed on The Nasdaq Stock Market LLC, the New York Stock Exchange or another national securities exchange, “Market Price” of the Common Stock on any date means the fair value per share of Common Stock as of a date not earlier than 10 business days preceding the specified date as agreed upon by the Company and the Holder or, if the parties cannot agree within five (5) business days of the date on which the Holder delivers notice pursuant to 1.2, by a third party independent appraiser having experience in such matters who is selected by the Holder.

“VWAP” means, for any trading day, the price for shares of Common Stock determined by the daily volume weighted average price per share for such trading day on the trading market on which such shares are then listed or quoted, in each case, for the regular trading session (including any extensions thereof, without regard to pre-open or after hours trading outside of such regular trading session) as reported on The Nasdaq Stock Market LLC or the New York Stock Exchange, or the principal national securities exchange on which such shares are then listed or quoted, whichever is applicable, as published by Bloomberg L.P. at 4:15 P.M., New York City time, on such trading day.

section 2.  Adjustment of Exercise Price and Number of Warrant Shares Purchasable upon Exercise.

Subject and pursuant to the provisions of this Section 2, the Exercise Price and the number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

2.1        Stock Dividends, Subdivisions and Combinations.  If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), then (A) the Exercise Price in effect immediately prior to the date on which such change shall become effective shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such change and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such change and (B) the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted by multiplying the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to the date on which such change shall become effective by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the date on which such change shall become effective and the denominator of which shall be the Exercise Price in effect immediately after giving effect to such change, calculated in accordance with clause (A) above.  Such adjustments shall be made successively whenever any event listed above shall occur.

2.2        Recapitalization or Reclassification.  If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another entity in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another entity shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

2.3        Distributions.  In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing entity) of evidences of indebtedness or assets (other than dividends or distributions referred to in Section 2.1), or subscription rights or warrants, the Exercise Price to be in effect after such payment date shall be determined by multiplying the Exercise Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company and the Holder or, if the parties cannot agree within five (5) business days, a third party independent appraiser having experience in such matters as agreed upon by the Holder) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date.

2.4        Notice.

2.4.1     If at any time (A) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the corporate domicile of the Company) or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, (B) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or entity, or (C) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of such cases, the Company shall give to the Holder at least 30 days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and, in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 30 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (Y) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (Z) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Company and delivered in accordance with Section 5.3.

2.4.2     The Holder shall be entitled to the same rights to receive notice of corporate action as any holder of Common Stock.

section 3.  Representations, Warranties and Covenants of the Company.

3.1        Representations and Warranties. As of the date hereof, the Company represents and warrants to the Holder that:

(A)     it has the corporate power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, and performance and delivery of, this Warrant and the transactions contemplated by this Warrant;

(B)     this Warrant constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law;

(C)     the execution of this Warrant and the performance of the Company’s obligations hereunder do not conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company’s or any of its subsidiaries pursuant to: (i) the Company’s organizational documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its subsidiaries or any of its or their properties; and

(D)     assuming the accuracy of the representations and warranties of the Holder contained in this Warrant, the sale and issuance of the Warrant Shares pursuant to this Warrant is intended to be exempt from the registration requirements of the Act, and neither the Company nor any person acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

3.2        Covenants of the Company. The Company covenants and agrees as follows:

(A)     at all times the Company shall reserve and keep available for the exercise of this Warrant such number of authorized shares of Common Stock as are sufficient to permit the exercise in full of this Warrant;

(B)     all Warrant Shares, when issued upon the exercise of this Warrant, will be duly and validly issued, fully paid, nonassessable and free of preemptive rights;

(C)     the Company shall, for so long as the Warrant remains outstanding, timely file all reports and other documents required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the event the Company no longer has reporting obligations under the Exchange Act, then the Company will deliver to the Holder:

(i)     as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, together with a narrative discussion and analysis of the financial condition and results of operations of the Company and its subsidiaries for such fiscal year as compared to the previous year, and reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by the Company’s independent accountants;

(ii)     as soon as available, but in any event not later than 60 days after the end of each quarterly period of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, together with a narrative discussion and analysis of the financial condition and results of operations of the Company and its subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the comparable periods of the previous year; and

(iii)     within 10 business days after the time periods specified by the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”), information substantively of the type that would be required to be filed with the Commission in a Current Report on Form 8-K.

All such financial statements and information delivered pursuant to this Section 3.2(C) shall be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with generally accepted accounting principles in the United States of America applied consistently throughout the periods reflected therein and with prior periods (except as approved by the Company’s independent accountants or chief financial officer, as the case may be, and disclosed therein, and quarterly financial statements shall be subject to normal year-end audit adjustments and need not be accompanied by footnotes); and

(D)     the Company shall not, for so long as any Warrants remain outstanding, by any action, including amending its organizational documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. The Company will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will use its commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Section 4.  Representations and Warranties of the Holder.

Each Holder of a Warrant represents and warrants to the Company as follows:

4.1        Acquisition of Warrant for Personal Account. The Holder is acquiring this Warrant and the Warrant Shares (collectively the “Securities”) for investment for its own account and not with a present view to, or for resale in connection with, any public resale or distribution thereof. The Holder understands that the Securities have not been registered under the Act by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Holder further understands that the Securities have not been passed upon or the merits thereof endorsed or approved by any state or federal authorities.

4.2        Rule 144. The Holder acknowledges that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and must be held indefinitely unless an exemption from registration is available. The Holder represents that it is knowledgeable with respect to Rule 144 promulgated under the Act.

4.3        Accredited Investor. As of the date hereof, the Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act. The Holder is sophisticated in financial matters, and is able to evaluate the risks and benefits of an investment in the Securities for an indefinite period of time.

4.4        Opportunity to Discuss; Information. The Holder has been afforded the opportunity to ask questions of, and receive answers from, the officers and/or directors of the Company acting on its behalf concerning the terms and conditions of this transaction and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and has availed itself of the opportunity to the extent the Holder considers appropriate in order to permit it to evaluate the merits and risks of an investment in the Company.

section 5.  Other Matters.

5.1        Withholding. If the Company is required by law to deduct or withhold any tax in respect of the Holder as a direct result of any adjustment described in Section 2 being made to Warrants held by such Holder, then the Company shall be entitled to make such deduction or withholding and shall timely pay the full amount withheld or deducted to the relevant taxing authority in accordance with applicable law. Notwithstanding anything to the contrary in this Section 5.1, the Company shall notify the applicable Holder in writing of its intent to withhold or deduct any tax at least 30 days prior to withholding or deducting any tax, and the Company shall give such Holder a reasonable opportunity to establish (by the provision of applicable tax forms or otherwise) that no withholding or deduction is required. Any amounts withheld by the Company and paid over to the relevant taxing authority by the Company pursuant to this Section 5.1 shall, to the extent not reimbursed to the Company by the Holder, be treated as payment by the Holder of the exercise price for all purposes of this Warrant. Without limiting the generality of the foregoing, and without duplication, the Holder shall indemnify the Company for the full amount of any taxes (excluding interest, penalties and additions to tax) that the Company is required by law to deduct or withhold in respect of the Holder as a direct result of any adjustment described in Section 2 being made to Warrants held by such Holder.

5.2        Binding Effect. All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

5.3        Notices. Notices or demands pursuant to this Warrant to be given or made by any Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, or facsimile and addressed, until another address is designated in writing by the Company, as follows:

AmeriCann, Inc.

3200 Brighton Blvd., Unit 144

Denver, CO 80216

Attention: Chief Executive Officer

Notices to the Holder provided for in this Warrant shall be deemed given or made by the Company if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed to the Holder or each successor at its last known address as it shall appear on the books of the Company.

5.4        Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof.  The Company and, by accepting this Warrant, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant.  The Company and, by accepting this Warrant, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  The Company and, by accepting this Warrant, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

5.5        Parties Bound and Benefited. Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or entity other than the Company and the Holder any right, remedy or claim under any promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Warrant shall be for the sole and exclusive benefit of the Company and its successors and of the Holder and its successors and registered assigns.

5.6        Confidentiality. The Holder agrees to maintain, and to require its representatives to maintain, all confidential information obtained from the Company on a confidential basis, which, among other things, precludes the use of such confidential information for the purposes of trading on the Warrant Shares.

5.7       Identity of Transfer Agent. The transfer agent for the Common Stock is Island Stock Transfer, Inc.  Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will, within five (5) business days, mail to the Holder a statement setting forth the name and address of such transfer agent.

5.8       Amendment; Waiver. Any term of this Warrant may be amended or waived upon the written consent of both the Company and the Holder.

5.9       Assignment. Any assignment or transfer of any portion or all of this Warrant shall be made by surrender of this Warrant to the Company at its principal office with the form of assignment attached as Appendix A hereto duly executed.  In such event, the Company shall, without charge, execute and deliver a new Warrant in substantially identical form (other than the number of Warrant Shares) in the name of the assignee named in such instrument of assignment and the portion of this Warrant assigned to the assignee shall promptly be cancelled.

5.10       Holder as Owner. Prior to the surrender, transfer or assignment of this Warrant, the Company may deem and treat the Holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

5.11       Rights of Holder. Nothing contained in this Warrant shall be construed as conferring upon the Holder, prior to the exercise of this Warrant, the right to vote, consent or, except as provided by Section 2.4.1, receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company.

5.12        Indemnification. The Company agrees to indemnify and hold harmless the Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys’ fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against the Holder (other than any income tax due under federal, state or other law as a result of owning this Warrant or any Warrant Shares issued upon the exercise of this Warrant) in any manner relating to or arising out of (i) the Holder’s exercise of this Warrant or ownership of any Warrant Shares issued in consequence thereof, or (ii) any litigation to which the Holder is made a party in its capacity as a shareholder of the Company; provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys’ fees, expenses or disbursements are found in a final non appealable judgment by a court to have resulted from the Holder’s gross negligence, bad faith or willful misconduct in its capacity as a shareholder or warrantholder of the Company.

5.13       Remedies. The Holder and each holder of Warrant Shares, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

5.14       Lost Certificates. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such reasonable terms as to indemnity as it may impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant in substantially identical form as, and in substitution for, this Warrant, which shall thereupon become void.  Any such new Warrant shall constitute an additional contractual obligation of the Company, whether or not the Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

5.15        Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

5.16       Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of a Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

5.17       Office of the Company; Maintenance of Books. As long as any of the Warrants remain outstanding, the Company shall maintain an office (which shall be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

5.18       Section Headings. The section headings in this Warrant are for the convenience of the Company and the Holder and in no way alter, modify, amend, limit or restrict the provisions hereof.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Company and the Holder has caused this Warrant to be executed and delivered as of the Issue Date by an officer thereunto duly authorized.

AMERICANN, INC.

By:     /s/ Timothy Keogh

Name:   Timothy Keogh

Title:     Chief Executive Officer

MASSACHUSETTS MEDICAL PROPERTIES, LLC

By:     /s/ J. Fred Barton, III

Name:   J. Fred Barton, III

Title:     Manager

APPENDIX A
ASSIGNMENT OF WARRANT

FOR VALUE RECEIVED, _______________________ hereby sells, assigns and transfers unto _____________________________ the Warrant, dated October 17, 2017 (the “Warrant”) and the rights represented thereby, and does hereby irrevocably constitute and appoint _______________________________ Attorney, to transfer said Warrant on the books of AmeriCann, Inc., with full power of substitution.

Dated:

Signed:

APPENDIX B
WARRANT EXERCISE FORM

To AmeriCann, Inc.:

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the Warrant, dated October 17, 2017 (the “Warrant”), for, and to purchase thereunder by the payment of the Exercise Price (as defined in the Warrant) and surrender of the Warrant, ___________ shares of common stock, par value $0.0001 (“Warrant Shares”), of AmeriCann, Inc. provided for therein. The undersigned requests that the Warrant Shares be issued in book-entry form by the Company’s transfer agent as follows:

Name

Address

Federal Tax ID or Social Security No.

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant in substantially identical form (other than the number of Warrant Shares) for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name set forth below indicated and delivered to the address stated below.

Name (please print)

Address

Federal Identification or

Social Security No.

Dated: ___________________, ____

Signature: ______________________________

AmeriCann Amend. to Ground Lease Mass. Medical #2 10-17-17